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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our four reports each dated February 20, 2004, relating to the financial statements and financial highlights of AIM Basic Value Fund, AIM Global Equity Fund (formerly known as Global Trends Fund), AIM Mid Cap Core Equity Fund and AIM Small Cap Growth Fund, four of the seven funds constituting the AIM Growth Series Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 27, 2004